Exhibit 4.2

ENTERGY GULF STATES POWER, LLC
(as successor to Entergy Gulf States Louisiana, LLC, formerly
Entergy Gulf States Louisiana, L.L.C.)
446 North Boulevard
Baton Rouge, Louisiana 70802

TO
THE BANK OF NEW YORK MELLON
(Formerly The Bank of New York, successor to JPMorgan Chase Bank, N.A.)
as Trustee

101 Barclay Street
New York, New York 10286
__________________

Eighty-second Supplemental Indenture
Dated as of October 1, 2015
__________________

Relating to the Transfer of the Trust Estate to Entergy Gulf States Power, LLC

__________________
THIS INSTRUMENT GRANTS A SECURITY
INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
PROPERTY PROVISIONS

THIS EIGHTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the 1st day of October, 2015, by and between ENTERGY GULF STATES POWER, LLC (as successor to Entergy Gulf States Louisiana, LLC, a Texas limited liability company (formerly Entergy Gulf States Louisiana, L.L.C., a Louisiana limited liability company) (hereinafter sometimes called the “Predecessor Company”) that was successor by merger to Entergy Gulf States, Inc. (formerly Gulf States Utilities Company), a Texas corporation (hereinafter sometimes called the “Original Company”)), a limited liability company duly organized and existing under the laws of the State of Texas (hereinafter sometimes called the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York, successor to JPMorgan Chase Bank, N. A.), a New York banking corporation and having its corporate trust office in the Borough of Manhattan, City and State of New York, as successor trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the “Trustee”), party of the second part;
WHEREAS, the Original Company has heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the “Original Indenture”), to The Chase National Bank of the City of New York, as trustee, in and by which the Original Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and
WHEREAS, the Original Company has heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, the First through the Fourth Supplemental Indentures, all supplementing and modifying said Original Indenture; and
WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of the Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of March 21, 1939, and the Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under the Original Indenture and all indentures supplemental thereto; and
WHEREAS, the Original Company has heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, the Fifth through the Tenth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to “The Hanover Bank”; and
WHEREAS, the Original Company has heretofore executed and delivered to The Hanover Bank, as successor trustee, the Eleventh through the Twentieth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, The Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name “Manufacturers Hanover Trust Company,” and Manufacturers Hanover Trust

Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and
WHEREAS, the Original Company has heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name “Chemical Bank,” and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and
WHEREAS, the Original Company has heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, effective July 14, 1996, Chemical Bank, successor trustee, as aforesaid, was duly merged with and its name was duly changed to “The Chase Manhattan Bank”; and
WHEREAS, the Original Company has heretofore executed and delivered to The Chase Manhattan Bank, as successor trustee, the Fifty-eighth through Sixtieth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, the name of The Chase Manhattan Bank, successor trustee, as aforesaid, was duly changed effective November 10, 2001 to “JPMorgan Chase Bank”; and
WHEREAS, the Original Company has heretofore executed and delivered to JPMorgan Chase Bank, as successor trustee, the Sixty-first through Sixty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, effective November 13, 2004, JPMorgan Chase Bank, successor trustee, was converted from a New York corporation to a national banking association under the name “JPMorgan Chase Bank, N.A.”; and
WHEREAS, the Original Company has heretofore executed and delivered to JPMorgan Chase Bank, N.A., as successor trustee, the Sixty-eighth through Seventy-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on October 3, 2007, JPMorgan Chase Bank, N.A. resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, by an Agreement of Resignation, Appointment and Acceptance dated October 3, 2007, said resignation was accepted, and The Bank of New York was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of October 3, 2007, and The Bank of New York did by said Agreement dated October 3, 2007 accept the trust under the Original Indenture and all indentures supplemental thereto; and
WHEREAS, the series of bonds established under the Seventh Supplemental Indenture supplementing and modifying said Original Indenture and under each successive supplemental indenture have been designated respectively and are referred to herein as “Bonds of the 1976, 1978, 1979, 1980, 1981, 1982, 1983, 1986, 1987, 1988, 1989, 1989A, 1990, 1992, 1996, 1997, 1998, 1998A, 1999, 1999A, 2000, 2000A, 2001, 2003, 2004, 2005, 2006, 2007, 2009, 2009A, 1987A, 2010, 1991, 1993, 1992A, 2012, 2013, 2013A,

1994, 2014B, C and D, 2015, 2016, 2016A, 1994A, 2002, 2022, 2004A, 2024, 1996A, 1997A, 1998B, 1999B, 2003A, MTN, 2003B, 2004B, 2007A, 2012A, 2008, 2007B, 2033, 2015A, 2011, 2009B, 2014E, 2035, 2015B, 2010A, 2006A, 2008A, 2011B, 2018, 2024, 2020, 2028E, 2015F and 2025 Series”; and
WHEREAS, effective as of December 26, 2007, the Original Company obtained the release from the lien of the Original Indenture, as supplemented and modified, of all of its real property located in Texas and substantially all of its personal property located in Texas that was part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before December 26, 2007; and
WHEREAS, effective as of 1:00 P.M. Central Standard Time, December 31, 2007, the Original Company underwent a merger by division under Texas law pursuant to which, among other things, all of its property located in Texas, together with certain property located in Louisiana, was allocated to Entergy Texas, Inc., substantially all of its property located in Louisiana was retained by the Original Company, and all of its obligations and liabilities under the Original Indenture, as supplemented and modified and the Bonds were retained by the Predecessor Company; and
WHEREAS, effective as of 4:00 P.M. Central Standard Time, December 31, 2007, the Original Company merged (hereinafter sometimes called the “2007 Merger”) into the Company pursuant to an Agreement and Plan of Merger and Reorganization of Entergy Gulf States, Inc. into Entergy Gulf States Louisiana, L.L.C. and a Certificate and Articles of Merger (hereinafter sometimes collectively called the “2007 Merger Documents”), pursuant to which, among other things, (1) all of the rights, privileges, franchises, assets, liabilities and obligations of the Original Company were allocated to the Predecessor Company; and (2) the identity of the Original Company was merged into that of the Predecessor Company; and
WHEREAS, pursuant to Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Predecessor Company and the Trustee executed the Seventy-fifth Supplemental Indenture dated as of December 31, 2007 whereby the Predecessor Company assumed and agreed to pay duly and punctually the principal of and interest on the Bonds issued under the Original Indenture, as supplemented and modified, in accordance with the provisions of said Bonds and the Original Indenture, as supplemented and modified, and agreed to perform and fulfill all the terms, covenants and conditions of the Original Indenture, as supplemented and modified, binding the Original Company; and
WHEREAS, pursuant to Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Predecessor Company succeeded to the Original Company under the Original Indenture and all indentures supplemental thereto with the same effect as if it had been named in the Original Indenture, as supplemented and modified, as the mortgagor company and in the Bonds as the obligor thereon or maker thereof; and
WHEREAS, pursuant to Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property owned by the Original Company at the time of the 2007 Merger as provided in Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the Predecessor Company were the same as the rights and duties of the Original Company would have been had the 2007 Merger not taken place; and
WHEREAS, pursuant to Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property at the time of the 2007 Merger owned by the Predecessor Company and/or of property thereafter acquired by the Predecessor Company except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Original Company referred to in Section 14.03 of the Original Indenture, as restated by the

Seventh Supplemental Indenture, the Original Indenture, as supplemented and modified shall not become or be a lien upon any of such property; and
WHEREAS, effective as of March 25, 2008, the Predecessor Company obtained the release from the lien of the Original Indenture, as supplemented and modified, of all of the remainder of its property located in Texas that was part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before March 25, 2008; and
WHEREAS, the name of The Bank of New York, successor trustee, as aforesaid, was duly changed effective July 1, 2008 to “The Bank of New York Mellon”; and
WHEREAS, the Predecessor Company has heretofore executed and delivered to The Bank of New York Mellon, as successor trustee, the Seventy-sixth through Eighty-first Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on September 21, 2015, the Predecessor Company converted to a Texas limited liability company and changed its name to Entergy Gulf States Louisiana, LLC; and
WHEREAS, the Company proposes to further supplement and modify the Original Indenture, as supplemented and modified as aforesaid, by this Eighty-second Supplemental Indenture (the Original Indenture as so supplemented and modified being hereinafter sometimes called the “Indenture”); and
WHEREAS, Section 1.01 of the Indenture provides that the term “corporation” shall also include any voluntary organization, joint stock company, business trust or other similar organization; and
WHEREAS, subject to the provisions thereof, Section 14.01 of the Indenture permits the transfer by the Predecessor Company, subject to the lien of the Indenture, of all the trust estate as, or substantially as, an entirety to any corporation lawfully entitled to acquire and operate the trust estate provided that (1) such transfer shall be upon such terms as in no respect to impair the lien and security of the Indenture or any of the rights or powers of the Trustee or of the Bondholders thereunder and (2) in case the Predecessor Company shall transfer as aforesaid to another corporation all the trust estate as, or substantially as, an entirety, the corporation which shall have received such transfer shall, prior to or contemporaneously with such transfer, execute, and promptly cause to be recorded, a supplemental indenture to and with the Trustee, satisfactory to the Trustee, whereby the successor corporation shall assume and agree to pay duly and punctually the principal of and interest on the Bonds issued under the Indenture in accordance with the provisions of said Bonds and the Indenture, and shall agree to perform and fulfill all the terms, covenants and conditions of the Indenture binding the Predecessor Company; and
WHEREAS, Section 14.02 of the Indenture provides that, upon the execution by any successor corporation of the supplemental indenture provided for in Section 14.01, such successor corporation shall thereupon succeed to the Predecessor Company with the same effect as if it had been named in the Indenture as the mortgagor company and in the Bonds as the obligor thereon or maker thereof and such supplemental indenture shall be construed as and shall constitute a novation releasing the Predecessor Company, unless its identity is merged into or consolidated with that of the successor corporation, from all liabilities upon or with respect to any of the covenants or agreements contained in the Indenture, but not, however, from its liabilities on the Bonds and the coupons appertaining thereto; and
WHEREAS, Section 14.03 of the Indenture provides that in respect of property owned by the Predecessor Company at the time of any transfer as provided in Section 14.01, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the successor corporation under the Indenture shall be the same as the rights and duties of the Predecessor Company would have been had such transfer not taken place; and
WHEREAS, Section 14.04 of the Indenture, provides that in respect of property at the time of such transfer owned by the successor corporation and/or of property thereafter acquired by the successor corporation except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Predecessor Company referred to in Section 14.03, the Indenture or the supplemental indenture to be recorded as above provided in Section 14.01 shall not become or be a lien upon any of such property except so much thereof as shall be subjected to the lien of the Indenture by supplemental indenture, duly executed, subject, however, to the provisions of Section 14.01; and
WHEREAS, effective as of 10:03 A.M. Central Time, October 1, 2015, the Predecessor Company will transfer, subject to the lien of the Indenture, the trust estate as, or substantially as, an entirety to the Company (hereinafter sometimes called the “2015 Transfer”) pursuant to a Plan of Merger of Entergy Gulf States Louisiana, LLC and Entergy Gulf States Power, LLC and a Certificate of Merger (hereinafter sometimes collectively called the “2015 Transfer Documents”), pursuant to which, among other things, (1) the trust estate as, or substantially as an entirety, will be allocated to the Company; (2) all of the obligations of the Predecessor Company under the Indenture and the Bonds outstanding thereunder will be allocated to the Company; (3) the identity of the Predecessor Company will not be merged into or consolidated with that of the Company; and (4) the Predecessor Company will not be released from its liabilities on the Bonds outstanding on the effective date of the 2015 Transfer; and
WHEREAS, the Company, as a limited liability company organized under Texas law, is an organization that is similar to a voluntary association or a joint stock company; and
WHEREAS the Company is lawfully entitled to acquire and operate the trust estate under the Indenture; and
WHEREAS the 2015 Transfer is upon such terms as in no respect to impair the lien and security of the Indenture or any of the rights or powers of the Trustee or of the Bondholders under the Indenture; and
WHEREAS, immediately prior to the 2015 Transfer, no property of the Company was subject to a lien or liens which after the 2015 Transfer would be prior to the lien of the Indenture upon such property; and
WHEREAS, pursuant to and in accordance with said Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Company now desires to execute, and promptly cause to be recorded, a supplemental indenture to and with the Trustee of the tenor aforesaid; and
NOW, THEREFORE, THIS EIGHTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
That in order to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained, and for and in consideration of the premises and of the mutual covenants herein contained, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Eighty-second Supplemental Indenture, and by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises hereinafter described, (1) owned by the Predecessor Company at the time of the 2015 Transfer and constituting the trust estate allocated to the Company by the 2015 Transfer Documents or (2) acquired or constructed by the Company after the 2015 Transfer to the extent constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate, together in each case with any substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto, thereof or thereupon subsequently made, constructed or acquired by the Company (other than excepted property as hereinafter defined):
CLAUSE I.
All and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, constituting part of the trust estate at the time of the 2015 Transfer or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined); including (but not limited to) all its properties situated in the Cities of Baton Rouge, Jennings and Lake Charles and in the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Helena, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermilion, Washington, West Baton Rouge and West Feliciana, Louisiana, and vicinity constituting part of the trust estate at the time of the 2015 Transfer or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to the trust estate (other than excepted property as hereinafter defined).
CLAUSE II.
All corporate, Federal, State, county (parish), municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description constituting part of the trust estate at the time of the 2015 Transfer or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined).
CLAUSE III.
Also all other property, real, personal or mixed, tangible or intangible of every kind, character and description, constituting part of the trust estate at the time of the 2015 Transfer or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined), whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas.

CLAUSE IV.
PROPERTIES EXCEPTED.
There is, however, expressly excepted and excluded from the lien and operation of this Indenture (1) all "excepted property" as defined and described in Granting Clause VII of the Indenture (omitting from such exception specifically described property thereafter expressly subjected to the lien of the Indenture), (2) all property owned by the Company prior to the 2015 Transfer, and (3) all property acquired by the Company after the 2015 Transfer not constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate.
TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, hypothecated, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever.
SUBJECT, HOWEVER, to the exceptions (except as omitted above in Clause IV hereof), reservations, restrictions, conditions, limitations, covenants and matters recited in Article Twenty of the Indenture, and in each respective Article Three of the Eighth and each consecutive succeeding Supplemental Indenture through the Seventeenth Supplemental Indenture and, likewise, of the Nineteenth through the Thirty‑seventh Supplemental Indentures and, likewise, of the Thirty‑ninth through the Fifty-seventh Supplemental Indentures or contained in any deeds and other instruments whereunder the Company has acquired any of the property now owned by it, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Indenture, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition.
BUT, IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, if any, authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon, if any, over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Indenture, so that, subject to said Section 12.28 of the Indenture, each and all of said Bonds and coupons, if any, shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all the Bonds and coupons, if any, had been issued, sold and negotiated simultaneously.
AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions of the Original Indenture as modified and supplemented by previous supplemental indentures and by this Eighty-second Supplemental Indenture.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Original Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Indenture as a part of the property therein stated to be conveyed.

ARTICLE ONE

ASSUMPTION
Section 1.01. The Company does hereby assume and agree to pay duly and punctually the principal of and interest on the Bonds issued under the Indenture in accordance with the provisions of said Bonds and the Indenture, and does hereby agree to perform and fulfill all the terms, covenants and conditions of the Indenture binding the Predecessor Company.

ARTICLE TWO

MISCELLANEOUS

Section 2.01.    This Eighty-second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Eighty-second Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 2.02.    The recitals in this Eighty-second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.
Section 2.03.    Although this Eighty-second Supplemental Indenture is dated for convenience and for the purpose of reference as of October 1, 2015, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.
Section 2.04.    In order to facilitate the recording or filing of this Eighty-second Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.
Section 2.05.    The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Eighty-second Supplemental Indenture. All other terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.

IN TESTIMONY WHEREOF, ENTERGY GULF STATES POWER, LLC has caused these presents to be executed in its name and behalf by its President or a Vice President and its company seal to be hereunto affixed or a facsimile thereof printed hereon and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK MELLON, in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by one of its Vice Presidents, Senior Associates or Associates and its corporate seal to be hereunto affixed and attested by one of its Vice Presidents, Senior Associates or Associates, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.
ENTERGY GULF STATES POWER, LLC
By:    /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer
(COMPANY SEAL)
Attest:
/s/ Dawn A. Balash
Name: Dawn A. Balash
Title: Assistant Secretary
/s/ Jennifer B. Favalora
Name: Jennifer B. Favalora
Notary Public No. 57639
Parish of Jefferson, State of Louisiana
My Commission is for life

Signed in the presence of:

/s/ Leah W. Dawsey
Name: Leah W. Dawsey

/s/ Mary Beth Rose
Name: Mary Beth Rose

THE BANK OF NEW YORK MELLON

By: /s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President
Attest:

/s/ Thomas Hacker
Name: Thomas Hacker
Title: Vice President

Signed, sealed and delivered by in the presence of:

/s/ Stacey Poindexter
Name: Stacey Poindexter

/s/ Ignazio Tamburello
Name: Ignazio Tamburello

ENTERGY GULF STATES POWER, LLC
United States of America
State of Louisiana,          } ss:
Parish of Orleans

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the Parish and State aforesaid, hereby certify that, on this 14th day of September, 2015:
Before me personally appeared STEVEN C. MCNEAL, Vice President and Treasurer, and DAWN A. BALASH, Assistant Secretary, of Entergy Gulf States Power, LLC, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be Vice President and Treasurer, and Assistant Secretary, respectively, of said ENTERGY GULF STATES POWER, LLC, and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY GULF STATES POWER, LLC
Before me personally came STEVEN C. MCNEAL, to me known, who being by me duly sworn, did depose and say, that he resides in Mandeville, Louisiana; that he is Vice President and Treasurer of ENTERGY GULF STATES POWER, LLC, one of the parties described in and which executed the above instrument; that he knows the seal of said company; that the seal affixed to or printed on said instrument is such company seal; that it was so affixed by order of the Board of Directors of said company, and that he signed his name thereto by like order.
BE IT REMEMBERED, that before me, and in the presence of Leah W. Dawsey and Mary Beth Rose, competent witnesses, residing in said State, personally came and appeared STEVEN C. MCNEAL and DAWN A. BALASH, Vice President and Treasurer, and Assistant Secretary, respectively, of ENTERGY GULF STATES POWER, LLC, a limited liability company created by and existing under the laws of the State of Texas, with its Louisiana domicile in the City of Baton Rouge, Louisiana, and said STEVEN C. MCNEAL and DAWN A. BALASH declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, that they signed, executed and sealed the foregoing supplemental indenture for and on behalf of and in the name of ENTERGY GULF STATES POWER, LLC, and have affixed the company seal of said company to the same or caused it to be printed thereon, by and with the authority of the Board of Directors of said company.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this 14th day of September, 2015.
(Notarial Seal)
/s/ Jennifer B. Favalora
Name: Jennifer B. Favalora
Notary Public No. 57639
Parish of Jefferson, State of Louisiana
My Commission is for Life.

STATE OF NEW YORK
                                                            } ss.:
COUNTY OF NEW YORK

On the 16th day of September, 2015, before me appeared Francine Kincaid, to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said entity.
On the 16th day of September, 2015, before me personally came Thomas Hacker, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that he resides in New York; that he is a Vice President of THE BANK OF NEW YORK MELLON, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he/she signed his/her name thereto by like order.
/s/ Christopher J. Traina

Christopher J. Traina
Notary Public - State of New York
No. 01TR6297825
Qualified in Queens County
My Commission Expires
March 03, 2018
Certified in New York County